SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 4, 2013 (August 29, 2013)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on August 29, 2012, The NASDAQ Stock Market LLC ("Nasdaq") notified VirtualScopics, Inc., ("VirtualScopics") that the minimum bid price of its common stock over the previous 30 days had closed at less than $1.00 per share and, as a result, did not comply with Nasdaq’s Listing Rule 5550(a)(2). VirtualScopics was provided with 180 days, or until February 26, 2013, to comply with the Rule. Subsequently, on February 26, 2013, VirtualScopics was provided an additional 180 calendar days’ compliance period, or until August 26, 2013, to demonstrate compliance.

On August 29, 2013, VirtualScopics received a notice from Nasdaq that it had not regained compliance with Rule 5550(a)(2) and that its common stock will be delisted from the Nasdaq Capital Market. Unless VirtualScopics requests an appeal of this determination, trading of VirtualScopics’ common stock will be suspended at the opening of business on September 9, 2013. In accordance with Nasdaq Marketplace Rule Series 5800, VirtualScopics plans to appeal this determination. It has until September 5, 2013 to do so. If VirtualScopics timely appeals this decision, the suspension of the filing of VirtualScopics’ common stock will be suspended pending the decision on the appeal. The Company also plans to continue working with Nasdaq during that time to regain compliance.

At the hearing, VirtualScopics will be asked to provide a plan to regain compliance with the Nasdaq rules. No assurance can be given that VirtualScopics will be able to present such a plan or to regain compliance during that period. VirtualScopics can regain compliance with the minimum bid price rule if the bid price of its common stock closes at $1.00 or higher for a minimum of 10 consecutive business days during the appeal period, although Nasdaq may, in its discretion, require VirtualScopics to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days before determining that it has demonstrated the ability to maintain long-term compliance. VirtualScopics effected a reverse stock split with a ratio of 1-for-10 on August 21, 2013. As of the date of this report, VirtualScopics’ closing bid price has traded above $1.00 per share for nine consecutive business days.

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding VirtualScopics’ ability to regain compliance with NASDAQ listing standards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with VirtualScopics’ current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in VirtualScopics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date of this report and VirtualScopics undertakes no obligation to update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: September 4, 2013	By:	/s/ Jeffrey Markin
	Name:	Jeffrey Markin
	Title:	President and Chief Executive Officer